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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF FIRST REPUBLIC BANCORP INC

  First Republic Bancorp Inc. has one wholly-owned subsidiary as of this date:

  1.First Republic Savings Bank--a Nevada state chartered thrift company.